Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      As independent public accountants, we hereby consent to the incorporation of our reports included in the Form 10-K for the year ended December 26, 1998 and the Form 10-K for the year ended December 27, 1997 into the Company's previously filed Registration Statements File No. 33-53321, No. 33-53323, No. 33-60997 and No. 333-34569.




                                             ARTHUR ANDERSEN LLP


Charlotte, North Carolina
March 25, 1999